Exhibit 99.2

BUDGET MOTELS, INC.

COMBINED FINANCIAL STATEMENTS

OF SPECIFIED PROPERTIES

January 31, 2007

Incorporated under the laws of the Commonwealth of Virginia

CUNDIFF & ASSOCIATES, CPA, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

WWW.CUNDIFFCPAS.COM

321 S. LOUDOUN STREET WINCHESTER, VIRGINIA 22601 (540) 667-0441 • Fax: (540) 667-2643	9275 CORPORATE CIRCLE MANASSAS, VIRGINIA 20110 (703) 368-7435 • Fax: (703) 366-3116

ACCOUNTANTS’ REPORT

Supertel Hospitality, Inc.

Norfolk, Nebraska

We have compiled the accompanying balance sheet of specified properties as described in Note 1 owned by Budget Motels, Inc. and its subsidiary as of January 31, 2007, and the related statements of operations, equity in properties and cash flows for the three months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

The accompanying statements were prepared to present the combined balance sheets and the related combined statements of operations, equity in properties, and cash flows of specified properties, as described in Note 1, owned by Budget Motels, Inc. and its subsidiary, and are not intended to be a complete presentation of Budget Motels, Inc.’s or its subsidiaries’ assets, liabilities, equity in properties, revenues, and expenses.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

/s/ Cundiff & Associates, CPA, P.C.
Cundiff & Associates, CPA, P.C.
Certified Public Accountants
Manassas, Virginia
June 1, 2007

BUDGET MOTELS, INC.

COMBINED BALANCE SHEET OF SPECIFIED PROPERTIES

January 31, 2007

(SEE ACCOUNTANTS’ REPORT)

ASSETS

Current Assets:
Cash:
Operating Accounts	$27,030
Restricted Escrow Accounts	431,021

Total Cash and Cash Equivalents	$458,051
Accounts Receivable - Trade	85,590
Prepaid Expenses	95,069
Inventories	220,510

Total Current Assets	$859,220

Property, Improvements and Equipment, Net of Accumulated Depreciation of $24,854,419	9,318,770

Other Assets:
Deposits	$8,017
Deferred Expenses	315,045

Total Other Assets	323,062

Total Assets	$10,501,052

LIABILITIES AND EQUITY IN PROPERTIES

Current Liabilities:
Current Maturity of Long-Term Debt	$677,562
Insurance Payable	42,024
Accounts Payable - Trade	130,394
Accrued Salaries	85,367
Accrued Liabilities	33,080
Sales Tax Payable	91,714
Advance Reservations	41,509
Payroll Taxes Withheld and Accrued	55,596

Total Current Liabilities	$1,157,246
Long-Term Debt	13,738,350

Total Liabilities	$14,895,596

Equity in Properties:
Assets in Excess (Deficit) of Liabilities	$(4,394,544)

Total Equity in Properties	(4,394,544)

Total Liabilities and Stockholders’ Equity	$10,501,052

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENTS OF EQUITY IN PROPERTIES OF SPECIFIED PROPERTIES

For the Three Months Ended January 31, 2007

(SEE ACCOUNTANTS’ REPORT)

Balance, Beginning of Year	$(4,594,149)
Net Income (Loss)	(167,344)
Distributions from Parent Office	366,949

Balance, End of Year	$(4,394,544)

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENT OF OPERATIONS OF SPECIFIED PROPERTIES

For the Three Months Ended January 31, 2007

(SEE ACCOUNTANTS’ REPORT)

Revenue	$2,644,255
Department Expenses	967,146
Undistributed Operating Expenses	1,120,871

Operating Margin Before Fixed Expenses	$556,238
Fixed Expenses	723,582

Net Income (Loss)	$(167,344)

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENT OF CASH FLOW OF SPECIFIED PROPERTIES

For the Three Months Ended January 31, 2007

(SEE ACCOUNTANTS’ REPORT)

Cash Flows From Operating Activities:
Net Income (Loss)	$(167,344)

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	$310,014
(Increase) Decrease in Accounts Receivable - Trade	(4,880)
(Increase) Decrease in Prepaid Expenses	61,224
(Increase) Decrease in Inventories	5,965
Increase (Decrease) in Insurance Payable	(25,629)
Increase (Decrease) in Accounts Payable - Trade	(61,948)
Increase (Decrease) in Accrued Salaries	(22,740)
Increase (Decrease) in Accrued Liabilities	(197,451)
Increase (Decrease) in Sales Taxes Payable	(34,621)
Increase (Decrease) in Advance Reservations	28,993
Increase (Decrease) in Payroll Taxes Withheld and Accrued	21,059

79,986

Net Cash Provided (Used) by Operating Activities	$(87,358)

Cash Flows From Investing Activities:
Purchase of Property, Improvements and Equipment	$(60,000)

Net Cash Provided (Used) by Investing Activities	(60,000)

Cash Flows From Financing Activities:
Repayment of Long-Term Debt	$(201,666)
Distributions from Parent Office	366,949

Net Cash Provided (Used) by Financing Activities	165,283

Increase (Decrease) in Cash and Cash Equivalents	$17,925
Cash and Cash Equivalents at Beginning of Year	440,126

Cash and Cash Equivalents at End of Year	$458,051

Supplemental Data:
Interest Paid	$351,324

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

January 31, 2007

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Consolidation:

These financial statements include the accounts of specified properties of Budget Motels, Inc. and its wholly owned subsidiary Waterloo Hospitality, Inc. These financial statements are not intended to be a complete presentation of Budget Motels, Inc.’s assets, liabilities, equity in properties, revenues, and expenses or of its subsidiaries. The specified properties consist of:

Properties owned by Budget Motels, Inc.:

Property	Location	Rooms
Days Inn - North*	Fredericksburg, VA	120
Days Inn - Bossier City	Bossier City, LA	177

Properties owned by Waterloo Hospitality, Inc.:

Property	Location	Rooms
Days Inn - Alexandria	Alexandria, VA	200
Days Inn - South	Fredericksburg, VA	156
Comfort Inn - Landmark*	Alexandria, VA	150
Days Inn - Shreveport	Shreveport, LA	148

* Properties with leased restaurant

All properties are managed by Budget Motels, Inc.

Accounts Receivable:

The Corporation considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventories:

Inventories are stated at the lower of cost or market value. Cost is determined principally by the first-in, first-out method.

Property, Improvements and Equipment, and Depreciation:

Property, Improvements and Equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis. Accelerated methods are used for tax purposes. The estimated lives used in determining depreciation are:

Building and Improvements	8-25 years
Signs and Office Furniture	5-10 years
Furniture and Fixtures	8 years
Airplanes and Vehicles	3-7 years

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, stockholders’ equity, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

January 31, 2007

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

Compensated Absences:

The Corporation has not accrued compensated absences, because the amount cannot be reasonably determined.

2.	CASH AND CASH EQUIVALENTS:

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. At the balance sheet dates, cash and cash equivalents included cash on hand and in banks. Also included was $431,021 in restricted escrow accounts on deposit with a mortgage lender. These escrow accounts are only to be used for completion of renovations; acquisition of furniture, fixtures and equipment; and payment of real estate taxes and insurance.

3.	PROPERTY, IMPROVEMENTS AND EQUIPMENT:

These assets are stated at cost as follows:

Land	$2,141,777
Buildings and Improvements	22,810,571
Signs and Office Furniture	620,590
Furniture and Fixtures	8,477,442
Vehicles	122,809

Total Cost	$34,173,189
Less Accumulated Depreciation and Amortization	24,854,419

Undepreciated Cost	$9,318,770

The Property, Improvements and Equipment have been pledged as collateral for borrowings of long-term debt, as disclosed in Footnote 5.

4.	DEFERRED EXPENSES:

These assets are stated at cost as follows:

Franchise Fees	$50,600
Loan Costs	614,239

Total Cost	$664,839
Less Accumulated Amortization	349,794

Unamortized Cost	$315,045

Amortization expense for the three months ended January 31, 2007 was $4,713

5.	LONG-TERM DEBT:

Long-Term Debt is summarized as follows:

Tri-State Bank:
Payable in monthly installments of $23,438, based on a ten year amortization for 60 months. Interest is fixed at 8.75%. Collateralized by a first deed of trust on Days Inn - Bossier City. Due October 1, 2010.	1,704,659

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

January 31, 2007

5.	LONG-TERM DEBT, Continued:

Wachovia Securities:
Payable in monthly installments of $32,201 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Alexandria. Due March 1, 2020.	3,291,641

Wachovia Securities:
Payable in monthly installments of $21,176 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Fredericksburg - South. Due March 1, 2020.	2,164,646

Wachovia Securities:
Payable in monthly installments of $39,308 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Comfort Inn - Landmark. Due March 1, 2020.	4,018,154

Wachovia Securities:
Payable in monthly installments of $19,251 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Shreveport. Due March 1, 2020.	1,967,932

Branch Banking & Trust of Virginia:
Payable in monthly installments of $11,493 including interest at 6.75% until August 10, 2008 when rate will be adjusted to the Wall Street Journal announced prime rate and the payment amount will be recomputed. Collateralized by building and improvements for the Days Inn - Fredericksburg - North. Due August 10, 2021.	1,268,880

Subtotals	$14,415,912
Less Current Portion	677,562

LONG-TERM DEBT	$13,738,350

For periods ending January 31, 2008 through January 13, 2011, long-term debt maturities under present arrangements are as follows:

January 31,
2008	$677,562
2009	730,751
2010	788,144
2011	850,074
2012	916,904

Total	$3,963,435

Future Debt Requirements	$10,452,477

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

January 31, 2007

6.	INCOME TAXES:

Income taxes on net earnings are payable individually by the stockholders pursuant to an “S” Corporation election with the Internal Revenue Code whereby the income is passed to the stockholders. Accordingly, no provision has been made for income taxes, except for income tax due to the state of Louisiana, for which “S” Corporation status has not been elected. Federal income tax returns of the Corporation through October 31, 1978, have been examined by the Internal Revenue Service.

7.	401(k) PLAN:

The Corporation has a 401(k) plan covering substantially all full time employees. The Corporation matches 25% of employee deferrals up to 6% of their annual salary. The cost to the specified properties under contract for the three months ended January 31, 2007 was $1,219.

8.	CONTINGENT LIABILITY:

The Company has certain demand deposit accounts in financial institutions in excess of the FDIC limits. The Company has not experienced any losses in such accounts.

9.	SUBSEQUENT EVENTS:

The stockholders of the Company made the decision to sell its hotels and liquidate its assets. On February 9, 2007, the Company signed a Hotel Purchase Agreement to sell the following properties: the Days Inn - Alexandria, the Days Inn - Fredericksburg - South, the Comfort Inn - Alexandria, and the Days Inn - Shreveport with settlement to take place on March 30, 2007. On February 9, 2007, the company signed another Hotel Purchase Agreement to sell the Days Inn - Fredericksburg - North and the Days Inn - Bossier with settlement to take place on July 31, 2007. In addition, the second Agreement included lease provisions for the two properties until settlement.